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                                                                     Exhibit 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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                                             :
In re                                        :
                                             :   Chapter 11 Case No.
WORLDCOM, INC., et al.,                      :   02-13533 (AJG)
                                             :
                                             :   (Jointly Administered)
                Debtors.                     :
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                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

     WorldCom, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession, propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code:

                                   ARTICLE I

                      DEFINITIONS AND CONSTRUCTION OF TERMS

     Definitions. As used herein, the following terms have the respective meanings specified below:

     1.01. 364-Day Facility means that certain $2.65 billion 364-day revolving credit facility, dated as of June 8, 2001, among WorldCom as borrower and Bank of America, N.A. and The Chase Manhattan Bank as co-administrative agents, Banc of America Securities LLC and J.P. Morgan Securities Inc. as joint lead arrangers and joint book managers, Banc of America Securities LLC, J.P. Morgan Securities Inc., Salomon Smith Barney Inc., ABN Amro Bank N.V., and Deutsche Banc Alex Brown Inc. as co-arrangers, Citibank, N.A. as syndication agent, ABN Amro Bank N.V. and Deutsche Bank AG New York Branch as co-documentation agents, and several banks and other financial institutions as lenders.

     1.02. Access Provider means an entity providing telecommunications services to the Debtors pursuant to an executory contract or a tariff filed by such entity with the Federal Communications Commission or a relevant state commission.

     1.03. Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the

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conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

     1.04. Allowed means, with reference to any Claim, (i) any Claim against the Debtors which has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (ii) any Claim allowed hereunder, (iii) any Claim which is not Disputed, (iv) any Claim that is compromised, settled, or otherwise resolved pursuant to the authority granted to the Reorganized Debtors pursuant to a Final Order of the Bankruptcy Court or under Section 7.06 of the Plan, or (v) any Claim which, if Disputed, has been Allowed by Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Administrative Expense Claim" or "Allowed Claim" shall not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date.

     1.05. ASR means a document known in the telecommunications industry as an "Access Service Request" under which an entity elects to purchase certain non usage-sensitive telecommunications services from an Access Provider for a specified period of time. Solely for purposes of the Plan, ASRs under which the Debtors elected to purchase certain non usage-sensitive telecommunications services for a term of more than thirty (30) days are treated as executory contracts. For purposes of the Plan, ASRs under which the Debtors elected to purchase certain non usage-sensitive telecommunications services for a term of thirty (30) days or less are excluded from this definition of ASRs and shall be treated as Tariff Services.

     1.06. Ballot means the form distributed to each holder of an impaired Claim that is entitled to vote to accept or reject the Plan on which is to be indicated (i) acceptance or rejection of the Plan, (ii) in the case of Class 5 WorldCom Senior Debt Claims, Class 11 Intermedia Senior Debt Claims, and Class 13 Intermedia Subordinated Debt Claims, whether such holder elects to receive New Common Stock or New Notes, and (iii) in the case of Class 6 WorldCom General Unsecured Claims and Class 12 Intermedia General Unsecured Claims that are Allowed in an amount greater than forty thousand ($40,000) dollars, whether such holder elects to treat its Claim as a Convenience Claim under the Plan.

     1.07. Bank Claims means all Claims of the Banks arising under the 364-Day Facility and the Revolving Credit Facility.

     1.08. Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

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     1.09. Bankruptcy Court means the United States Bankruptcy Court for the
Southern District of New York having jurisdiction over the Chapter 11 Cases.

     1.10. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

     1.11. Banks means, collectively, the banks and financial institutions that are parties to the 364-Day Facility and the Revolving Credit Facility and their successors and assigns.

     1.12. Business Day means any day other than a Saturday, Sunday, or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

     1.13. Cash means legal tender of the United States of America.

     1.14. Causes of Action means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, Claims, and demands whatsoever, whether known or unknown, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases, including through the Effective Date.

     1.15. Chapter 11 Cases means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors styled In re WorldCom, Inc., et al., Chapter 11 Case No. 02-13533 (AJG), which are currently pending before the Bankruptcy Court.

     1.16. Claim shall have the meaning set forth in section 101 of the Bankruptcy Code.

     1.17. Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

     1.18. Collateral means any property or interest in property of the estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

     1.19. Commencement Date means July 21, 2002 with respect to the Debtors identified on Exhibit A1 hereto and November 8, 2002 with respect to the Debtors identified on Exhibit A2 hereto.

     1.20. Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

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     1.21. Company means WorldCom together with approximately 225 direct and indirect domestic Debtor and Non-Debtor Subsidiaries and 200 foreign Non-Debtor Subsidiaries and affiliates.

     1.22. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

     1.23. Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

     1.24. Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     1.25. Convenience Claim means any General Unsecured Claim that is (i) Allowed in an amount of forty thousand ($40,000) dollars or less or (ii) Allowed in an amount greater than forty thousand ($40,000) dollars but which is reduced to forty thousand ($40,000) dollars by an irrevocable written election of the holder of such Claim made on a properly delivered Ballot; provided, however, that (y) individual General Unsecured Claims of a single holder that are Allowed in an amount of forty thousand ($40,000) dollars or less will not be treated as separate Convenience Claims if the aggregate of all General Unsecured Claims held by such holder exceeds forty thousand ($40,000) dollars and (z) any General Unsecured Claim that was originally Allowed in excess of forty thousand ($40,000) dollars may not be subdivided into multiple General Unsecured Claims of forty thousand ($40,000) dollars or less for purposes of receiving treatment as a Convenience Claim.

     1.26. Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

     1.27. Debtors means each of the entities listed on Exhibits A1 and A2 hereto.

     1.28. Director Restricted Stock shall have the meaning set forth in Section
9.07 of the Plan.

     1.29. Disbursing Agent means any Debtor entity in its capacity as Disbursing Agent pursuant to Section 6.03 of the Plan.

     1.30. Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

     1.31. Disputed means, with reference to any Claim, any Claim proof of which was timely and properly filed, and in such case or in the case of an Administrative Expense Claim, any Administrative Expense Claim or Claim which is disputed under the

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Plan or as to which the Debtors have interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and any Claim, proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed. A Claim that is Disputed by the Debtors as to its amount only, shall be deemed Allowed in the amount the Debtors admit owing, if any, and Disputed as to the excess.

     1.32. Effective Date means the first Business Day on which the conditions specified in Section 11.01 of the Plan have been satisfied or waived.

     1.33. Electing Noteholder means, collectively, the holders of WorldCom Senior Debt Claims, Intermedia Senior Debt Claims, and Intermedia Subordinated Debt Claims that elect on the Ballot to receive New Notes.

     1.34. Equity Interest means any share of common or preferred stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest.

     1.35. Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

     1.36. General Unsecured Claim means any Claim other than an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Secured Tax Claim, Other Secured Claim, WorldCom Senior Debt Claim, WorldCom Subordinated Claim, MCIC Senior Debt Claim, MCIC Subordinated Debt Claim, Intermedia Senior Debt Claim, or Intermedia Subordinated Debt Claim.

     1.37. Insured Claim means any Claim arising from an incident or occurrence that is covered under the Debtors' insurance policies.

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     1.38. Intermedia means Intermedia Communications Inc., a Delaware corporation.

     1.39. Intermedia Avoidance Claims means the Claims and Causes of Action, if any, under sections 105, 544, 547, and 548 of the Bankruptcy Code relating to the issuance of the Intermedia Intercompany Note to Intermedia.

     1.40. Intermedia Debtors means, collectively, Access Network Services, Inc., Access Virginia, Inc., Business Internet, Inc., Express Communications, Inc., ICI Capital LLC, Intermedia, Intermedia Capital, Inc., Intermedia Communications of Virginia, Inc., Intermedia Investment, Inc., Intermedia Licensing Company, Intermedia Services LLC, National Telecommunications of Florida, Inc., Netwave Systems, Inc., NTC, Inc., WorldCom Intermedia Communications Corporation f/k/a Shared Technologies Fairchild Communications Corporation, WorldCom Intermedia Telecom, Inc. f/k/a Shared Technologies Fairchild Telecom, Inc., or WorldCom Intermedia, Inc. f/k/a Shared Technologies Fairchild, Inc.

     1.41. Intermedia Equity Interests means any Equity Interest in Intermedia issued and outstanding on the Commencement Date other than the Intermedia Preferred Stock.

     1.42. Intermedia General Unsecured Claim means any General Unsecured Claim against any of the Intermedia Debtors other than Convenience Claims.

     1.43. Intermedia Intercompany Note means the Note, dated July 1, 2001, issued by WorldCom to Intermedia.

     1.44. Intermedia Intercompany Note Claim means the Claim of Intermedia arising under the Intermedia Intercompany Note. The Intermedia Intercompany Note Claim shall be treated as a WorldCom General Unsecured Claim.

     1.45. Intermedia Preferred Stock means all 13.5% series B redeemable exchangeable preferred stock of Intermedia issued and outstanding on the Commencement Date.

     1.46. Intermedia Senior Debt Claims means any Claim arising under the Intermedia Senior Notes Indentures.

     1.47. Intermedia Senior Notes Indentures means, collectively, (i) the senior discount notes indenture, dated July 9, 1997, between Intermedia and Suntrust Bank, Central Florida, N.A. as indenture trustee, and all of the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date; (ii) the senior notes indenture, dated October 30, 1997, between Intermedia and Suntrust Bank, Central Florida, N.A. as indenture trustee, and all of the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date; (iii) the senior notes indenture, dated December 23, 1997, between Intermedia and Suntrust Bank, Central Florida, N.A. as indenture

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trustee, and all of the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date; (iv) the senior notes indenture, dated May 27, 1998, between Intermedia and Suntrust Bank, Central Florida, N.A. as indenture trustee, and all of the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date; and (v) the senior notes indenture, dated February 24, 1999, between Intermedia and Suntrust Bank, Central Florida, N.A. as indenture trustee, and all of the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date.

     1.48. Intermedia Subordinated Debt Claims means all Claims arising under the Intermedia Subordinated Notes Indenture.

     1.49. Intermedia Subordinated Notes Indenture means the senior subordinated notes indenture, dated February 24, 1999, between Intermedia and Suntrust Bank, Central Florida, N.A. as indenture trustee, and all of the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date.

     1.50. Lien shall have the meaning set forth in section 101 of the Bankruptcy Code.

     1.51. Management Restricted Stock shall have the meaning set forth in
Section 9.06 of the Plan.

     1.52. MCIC means MCI Communications Corporation, a Delaware corporation.

     1.53. MCIC Senior Debt Claims means all Claims arising under the MCIC Senior Notes Indentures.

     1.54. MCIC Senior Notes Indentures means, collectively, (i) the senior debt indenture, dated October 15, 1989, between MCIC and Law Debenture Trust Company of New York as indenture trustee, and all of the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date and (ii) the senior debt indenture, dated February 17, 1995, between MCIC and Law Debenture Trust Company of New York as indenture trustee, and all of the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date.

     1.55. MCIC Subordinated Debt Claims means all Claims arising under the MCIC Subordinated Notes Indenture.

     1.56. MCIC Subordinated Notes Indenture means the junior subordinated deferrable interest debentures indenture and the supplemental indenture #1, each dated May 29, 1996, between MCIC and HSBC Bank USA as indenture trustee, and all of the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date.

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     1.57. Merger Subsidiary means New Intermedia Company, a first-tier, wholly-owned Subsidiary of WorldCom.

     1.58. New Common Stock means the common stock of Reorganized WorldCom authorized and to be issued pursuant to the Plan. The New Common Stock shall have a par value of $.01 per share and such rights with respect to dividends, liquidation, voting, and other matters as are provided for by applicable nonbankruptcy law or in the Reorganized WorldCom Certificate of Incorporation and the Reorganized WorldCom By-laws.

     1.59. New Director Restricted Stock Plan means the Director Restricted Stock Plan to be adopted by Reorganized WorldCom, which shall be in substantially the form contained in the Plan Supplement.

     1.60. New Management Restricted Stock Plan means the Management Restricted Stock Plan to be adopted by Reorganized WorldCom, which shall be in substantially the form contained in the Plan Supplement.

     1.61. New Notes means the senior unsecured notes in a minimum principal amount of four billion five hundred million ($4,500,000,000) dollars and a maximum principal amount of five billion five hundred million ($5,500,000,000) dollars authorized and issued pursuant to the Plan by Reorganized WorldCom on the Effective Date, the terms of which are governed by the New Notes Indenture.

     1.62. New Notes Indenture means the senior unsecured notes indenture, dated as of the Effective Date, between Reorganized WorldCom and [Indenture Trustee] as indenture trustee, governing the New Notes, which shall contain such customary terms and conditions so that the New Notes will trade at par value and which shall be in the form set forth in the Plan Supplement.

     1.63. Non-Debtor Subsidiary means any direct or indirect Subsidiary of WorldCom that is not a Debtor.

     1.64. Non-Electing Noteholder means, collectively, the holders of WorldCom Senior Debt Claims, Intermedia Senior Debt Claims, and Intermedia Subordinated Debt Claims that elect on the Ballot to receive New Common Stock.

     1.65. Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

     1.66. Other Secured Claim means any Secured Claim, other than a Secured Tax Claim.

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     1.67. Oversubscription means that Electing Noteholders have elected to receive New Notes in an aggregate principal amount greater than three billion four hundred twenty-eight million ($3,428,000,000) dollars.

     1.68. Oversubscription Rate means the quotient of (i) three billion four hundred twenty-eight million ($3,428,000,000) dollars divided by (ii) the aggregate principal amount of New Notes elected by the Electing Noteholders.

     1.69. Personal Injury Claim means any Claim against any of the Debtors, whether or not the subject of an existing lawsuit, arising from a personal injury or wrongful death allegation. A Personal Injury Claim may also be an Insured Claim.

     1.70. Plan means this chapter 11 plan of reorganization, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as the same may be altered, amended, or modified from time to time.

     1.71. Plan Supplement means the document containing the forms of documents specified in Section 13.08 of the Plan.

     1.72. Priority Tax Claim means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

     1.73. Pro Rated Claim means, with respect to a holder of a WorldCom Senior Debt Claim, Intermedia Senior Debt Claim, or Intermedia Subordinated Debt Claim, the product of (i) such holder's Allowed Claim multiplied by (ii) the Oversubscription Rate.

     1.74. Record Date means the day that is five (5) Business Days from and after the Confirmation Date.

     1.75. Registration Rights Agreement means a registration rights agreement to be entered into pursuant to Section 6.12 of the Plan.

     1.76. Remaining Claim means, with respect to a holder of a WorldCom Senior Debt Claim, Intermedia Senior Debt Claim, and Intermedia Subordinated Debt Claim, the remainder of (i) such holder's Allowed Claim minus (ii) such holder's Pro Rated Claim.

     1.77. Reorganized Debtors means, collectively, each of the Debtors on and after the Effective Date.

     1.78. Reorganized WorldCom means WorldCom on and after the Effective Date.

     1.79. Reorganized WorldCom By-laws means the amended and restated by-laws of Reorganized WorldCom, which shall be in substantially the form contained in the Plan Supplement.

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     1.80. Reorganized WorldCom Certificate of Incorporation means the amended and restated certificate of incorporation of Reorganized WorldCom, which shall be in substantially the form contained in the Plan Supplement.

     1.81. Revolving Credit Facility means that certain $1.6 billion revolving credit facility, dated as of June 8, 2001, among WorldCom as borrower and Bank of America, N.A. and The Chase Manhattan Bank as co-administrative agents, Banc of America Securities LLC and J.P. Morgan Securities Inc. as joint lead arrangers and joint book managers, Banc of America Securities LLC, J.P. Morgan Securities Inc., Salomon Smith Barney Inc., ABN Amro Bank N.V., and Deutsche Banc Alex Brown Inc. as co-arrangers, Citibank, N.A. as syndication agent, ABN Amro Bank N.V. and Deutsche Bank AG New York Branch as co-documentation agents, and several banks and other financial institutions as lenders.

     1.82. Schedules means the schedules of assets and liabilities, the lists of holders of Equity Interests, and the statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through and including the Confirmation Date.

     1.83. Secured Claim means any Claim, to the extent reflected in the Schedules or upon a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code.

     1.84. Secured Tax Claim means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

     1.85. Securities Litigation Claim means any Claim against any of the Debtors, whether or not the subject of an existing lawsuit, arising from rescission of a purchase or sale of shares or notes, or any other securities of any of the Debtors or an affiliate of any of the Debtors, for damages arising from the purchase or sale of any such security, or, except as otherwise provided for in the Plan, for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that the Debtors made false and misleading statements and engaged in other deceptive acts in connection with the sale of securities.

     1.86. Subsequent Distribution Date means the twentieth (20th) day after the end of each calendar quarter after the occurrence of the Effective Date and the twentieth (20th) day after the end of each subsequent calendar quarter.

     1.87. Subsidiary means (i) any corporation, association, or other business entity of which more than fifty percent (50%) of the total voting power of shares or other voting securities outstanding thereof is at the time owned or controlled, directly or indirectly, by WorldCom or one or more of the other Subsidiaries of WorldCom (or any combination

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thereof) and (ii) any partnership or limited liability company (a) the sole general partner, the managing general partner, or the managing member of which is WorldCom or one or more of the other Subsidiaries of WorldCom (or any combination thereof) or (b) the only general partners or members of which are WorldCom or one or more of the other Subsidiaries of WorldCom (or any combination thereof).

     1.88. Tariff Services means telecommunications services required to be provided by an Access Provider pursuant to a tariff filed by such Access Provider with the Federal Communications Commission or a relevant state commission. For purposes of the Plan, the obligation of an Access Provider to provide Tariff Services does not arise under an executory contract, except to the extent expressly specified in an ASR.

     1.89. Undersubscription means that Electing Noteholders have elected New Notes in the aggregate principal amount of less than two billion four hundred twenty-eight million ($2,428,000,000) dollars, in which case, New Notes, in an amount equal to the shortfall, shall be distributed to all Non-Electing Noteholders on a percentage-allocation basis with a concomitant reduction in the amount of New Common Stock distributed to the Non-Electing Noteholders.

     1.90. WorldCom means WorldCom, Inc., a Georgia corporation.

     1.91. WorldCom Debtors means, collectively, each of the Debtors, other than the Intermedia Debtors.

     1.92. WorldCom General Unsecured Claim means any General Unsecured Claim against any of the WorldCom Debtors other than Convenience Claims.

     1.93. WorldCom Equity Interest means any Equity Interest in WorldCom issued and outstanding on the Commencement Date, including, without limitation, (i) 7.0% series D junior convertible preferred stock, (ii) 7.0% series E junior convertible preferred stock, and (iii) 7.0% series F junior convertible preferred stock.

     1.94. WorldCom Note Claims means any Claim arising under the WorldCom Notes Indentures.

     1.95. WorldCom Notes Indentures means, collectively, (i) the indenture, dated March 1, 1997, between WorldCom and Wilmington Trust Company as indenture trustee, and all of the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date and (ii) the indenture, dated April 12, 2000, between WorldCom and Wilmington Trust Company as indenture trustee, and all of the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date.

     1.96. WorldCom Senior Debt Claims means (i) all Claims arising under the WorldCom Notes Indentures and (ii) the Bank Claims.

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     1.97. WorldCom Subordinated Claims means (i) all Securities Litigation
Claims and (ii) all fines, penalties, or Claims for disgorgement against the Debtors.

     Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in the Plan are to the respective
Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

                                   ARTICLE II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

     2.01. Administrative Expense Claims. Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

     2.02. Professional Compensation and Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the
Bankruptcy Code shall (i) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is ninety
(90) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (ii) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are Allowed by the Bankruptcy Court (a) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable or (b) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Reorganized Debtors.

     2.03. Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (i) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to six percent (6.0%), over a period through the sixth (6th) anniversary of the date of assessment of such Allowed Priority Tax Claim, or (iii) upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

                                  ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

     Claims, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests, are classified for all purposes, including voting, confirmation, and distribution pursuant to the Plan, as follows:

-----------------------------------------------------------------------------------
 Class                Designation                Impairment     Entitled to Vote

-----------------------------------------------------------------------------------
Class 1    Other Priority Claims                 Unimpaired   No (deemed to accept)
-----------------------------------------------------------------------------------
Class 2    Secured Tax Claims                    Impaired     Yes
-----------------------------------------------------------------------------------
Class 3    Other Secured Claims                  Unimpaired   No (deemed to accept)
-----------------------------------------------------------------------------------
Class 4    Convenience Claims                    Impaired     Yes
-----------------------------------------------------------------------------------
Class 5    WorldCom Senior Debt Claims           Impaired     Yes
-----------------------------------------------------------------------------------
Class 6    WorldCom General Unsecured Claims     Impaired     Yes
-----------------------------------------------------------------------------------
Class 7    WorldCom Subordinated Claims          Impaired     No (deemed to reject)
-----------------------------------------------------------------------------------
Class 8    WorldCom Equity Interests             Impaired     No (deemed to reject)
-----------------------------------------------------------------------------------
Class 9    MCIC Senior Debt Claims               Impaired     Yes
-----------------------------------------------------------------------------------
Class 10   MCIC Subordinated Debt Claims         Impaired     No (deemed to reject)
-----------------------------------------------------------------------------------
Class 11   Intermedia Senior Debt Claims         Impaired     Yes
-----------------------------------------------------------------------------------
Class 12   Intermedia General Unsecured Claims   Impaired     Yes
-----------------------------------------------------------------------------------
Class 13   Intermedia Subordinated Debt Claims   Impaired     Yes
-----------------------------------------------------------------------------------
Class 14   Intermedia Preferred Stock            Impaired     No (deemed to reject)
-----------------------------------------------------------------------------------
Class 15   Intermedia Equity Interests           Impaired     No (deemed to reject)
-----------------------------------------------------------------------------------

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

     4.01. CLASS 1 - OTHER PRIORITY CLAIMS.

          (a) Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          (b) Distributions. Each holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

     4.02. CLASS 2 - SECURED TAX CLAIMS.

          (a) Impairment and Voting. Class 2 is impaired by the Plan. Each holder of an Allowed Secured Tax Claim is entitled to vote to accept or reject the Plan.

          (b) Distributions. Except to the extent that a holder of an Allowed Secured Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Secured Tax Claim shall receive, at the sole option of the Reorganized Debtors, (i) Cash in an amount equal to such Allowed Secured Tax Claim, including any interest on such Allowed Secured Tax Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Secured Tax Claim becomes an Allowed Secured Tax Claim, or as soon thereafter as is practicable or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at a fixed annual rate equal to six percent (6.0%), over a period through the sixth (6th) anniversary of the date of assessment of such Allowed Secured Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Secured Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Secured Tax Claim.

     4.03. CLASS 3 - OTHER SECURED CLAIMS.

          (a) Impairment and Voting. Class 3 is unimpaired by the Plan. Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          (b) Distributions/Reinstatement of Claims. Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Reorganized Debtors: (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default; (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable; or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

     4.04. CLASS 4 - CONVENIENCE CLAIMS.

          (a) Impairment and Voting. Class 4 is impaired by the Plan. Each holder of an Allowed Convenience Claim is entitled to vote to accept or reject the Plan.

          (b) Distributions. Each holder of an Allowed Convenience Claim shall receive Cash in an amount equal to the lesser of (i) .40 multiplied by the Allowed amount of such Convenience Claim or (ii) sixteen thousand ($16,000) dollars, in full and complete satisfaction of such Allowed Claim.

     4.05. CLASS 5 - WORLDCOM SENIOR DEBT CLAIMS.

          (a) Impairment and Voting. Class 5 is impaired by the Plan. Each holder of an Allowed WorldCom Senior Debt Claim is entitled to vote to accept or reject the Plan.

          (b) Distributions. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed WorldCom Senior Debt Claim may elect on the Ballot to receive on account of such Claim (i) 14.36 shares of New Common Stock for each $1,000 of such holder's Allowed WorldCom Senior Debt Claim or
(ii) New Notes in a principal amount equal to .359 multiplied by the Allowed amount of such WorldCom Senior Debt Claim, in full and complete satisfaction of such Allowed Claim. The distributions to Allowed WorldCom Senior Debt Claims shall be subject to modification on account of an Undersubscription.

          (c) Oversubscription. In the event of an Oversubscription, each Electing Noteholder in Class 5 shall receive (i) New Notes in a principal amount equal to the product of .359 multiplied by such holder's Pro Rated Claim and
(ii) 14.36 shares of New Common Stock for each $1,000 of such holder's Remaining Claim.

     4.06. CLASS 6 - WORLDCOM GENERAL UNSECURED CLAIMS.

          (a) Impairment and Voting. Class 6 is impaired by the Plan. Each holder of an Allowed WorldCom General Unsecured Claim is entitled to vote to accept or reject the Plan.

          (b) Distributions. On the Effective Date, or as soon thereafter as is practicable, each holder of a WorldCom General Unsecured Claim shall receive (i)
7.2 shares of New Common Stock for each $1,000 of such holder's Allowed WorldCom General Unsecured Claim and (ii) Cash in an amount equal to .179 multiplied by the Allowed amount of such WorldCom General Unsecured Claim, in full and complete satisfaction of such Allowed Claim.

     4.07. CLASS 7 - WORLDCOM SUBORDINATED CLAIMS.

          (a) Impairment and Voting. Class 7 is impaired by the Plan. Each holder of a WorldCom Subordinated Claim is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

          (b) Distributions. The holders of WorldCom Subordinated Claims shall not receive any distributions on account of such Claims and shall not retain any property under the Plan. The Plan shall neither impair nor create any right of any holder of a WorldCom Subordinated Claim to assert such Claim against any of the Debtors' insurance policies.

     4.08. CLASS 8 - WORLDCOM EQUITY INTERESTS.

          (a) Impairment and Voting. Class 8 is impaired by the Plan. Each holder of a WorldCom Equity Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

          (b) Distributions. The holders of WorldCom Equity Interests shall not receive any distributions on account of such interests. On the Effective Date, all WorldCom Equity Interests shall be extinguished.

     4.09. CLASS 9 - MCIC SENIOR DEBT CLAIMS.

          (a) Impairment and Voting. Class 9 is impaired by the Plan. Each holder of an Allowed MCIC Senior Debt Claim is entitled to vote to accept or reject the Plan.

          (b) Distributions. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed MCIC Senior Debt Claim shall receive (i) New Notes in a principal amount equal to .80 multiplied by the Allowed principal amount of such MCIC Senior Debt Claim, in full and complete satisfaction of such Allowed Claim.

     4.10. CLASS 10 - MCIC Subordinated DEBT CLAIMS.

          (a) Impairment and Voting. Class 10 is impaired by the Plan. Each holder of an MCIC Subordinated Debt Claim is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

          (b) Distributions. The holders of MCIC Subordinated Debt Claims shall not receive any distributions on account of such Claims as a result of subordination.

     4.11. CLASS 11 - INTERMEDIA SENIOR DEBT CLAIMS.

          (a) Impairment and Voting. Class 11 is impaired by the Plan. Each holder of an Allowed Intermedia Senior Debt Claim is entitled to vote to accept or reject the Plan.

          (b) Distributions. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Intermedia Senior Debt Claim may elect on the Ballot to receive on account of such Claim (i) 37.4 shares of New Common Stock for each $1,000 of such holder's Allowed Intermedia Senior Debt Claim or
(ii) New Notes in a principal amount equal to .935 multiplied by the Allowed amount of such Intermedia Senior Debt Claim, in full and complete satisfaction of such Allowed Claim. The distributions to Allowed Intermedia Senior Debt Claims shall be subject to modification on account of an Undersubscription.

          (c) Oversubscription. In the event of an Oversubscription, each Electing Noteholder in Class 11 shall receive (i) New Notes in a principal amount equal to the product of .935 multiplied by such holder's Pro Rated Claim and (ii) 37.4 shares of New Common Stock for each $1,000 of such holder's Remaining Claim.

     4.12. CLASS 12 - INTERMEDIA GENERAL UNSECURED CLAIMS.

          (a) Impairment and Voting. Class 12 is impaired by the Plan. Each holder of an Allowed Intermedia General Unsecured Claim is entitled to vote to accept or reject the Plan.

          (b) Distributions. On the Effective Date, or as soon thereafter as is practicable, each holder of an Intermedia General Unsecured Claim shall receive
16.64 shares of New Common Stock for each $1,000 of such holder's Allowed Intermedia General Unsecured Claim and (ii) Cash in an amount equal to .416 multiplied by the Allowed amount of such Intermedia General Unsecured Claim, in full and complete satisfaction of such Allowed Claim.

     4.13. CLASS 13 - INTERMEDIA SUBORDINATED DEBT CLAIMS.

          (a) Impairment and Voting. Class 13 is impaired by the Plan. Each holder of an Allowed Intermedia Subordinated Debt Claim is entitled to vote to accept or reject the Plan.

          (b) Distributions. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Intermedia Subordinated Debt Claim may elect on the Ballot to receive on account of such Claim (i) 18.56 shares of New Common Stock for each $1,000 of such holder's Allowed Intermedia Subordinated Debt Claim or (ii) New Notes in a principal amount equal to .464 multiplied by the Allowed amount of such Intermedia Subordinated Debt Claim, in full and complete satisfaction of such Allowed Claim. The distributions to Allowed Intermedia Subordinated Debt Claims shall be subject to modification on account of an Undersubscription.

          (c) Oversubscription. In the event of an Oversubscription, each Electing Noteholder in Class 13 shall receive (i) New Notes in a principal amount equal to the product of .464 multiplied by such holder's Pro Rated Claim and (ii) receive 18.56 shares of New Common Stock for each $1,000 of such holder's Remaining Claim.

     4.14. CLASS 14 - INTERMEDIA PREFERRED STOCK.

          (a) Impairment and Voting. Class 14 is impaired by the Plan. Each holder of an Intermedia Preferred Stock Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

          (b) Distributions. The holders of Intermedia Preferred Stock Interests shall not receive any distributions on account of such interests. On the Effective Date, all Intermedia Preferred Stock Interests shall be extinguished.

     4.15. CLASS 15 - INTERMEDIA EQUITY INTERESTS.

          (a) Impairment and Voting. Class 15 is impaired by the Plan. Each holder of an Intermedia Equity Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

          (b) Distributions. The holders of Intermedia Equity Interests shall not receive any distributions on account of such interests. On the Effective Date, all Intermedia Equity Interests shall be extinguished.

                                   ARTICLE V

                           IMPLEMENTATION OF THE PLAN

     5.01. Substantive Consolidation of the WorldCom Debtors.

          (a) Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the WorldCom Debtors for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation, and distribution. On and after the Effective Date, (i) all assets and liabilities of the WorldCom Debtors shall be treated as though they were merged, (ii) no distributions shall be made under the

Plan on account of any Claim held by a WorldCom Debtor against any other WorldCom Debtor, (iii) no distributions shall be made under the Plan on account of any Equity Interest held by a WorldCom Debtor in any other WorldCom Debtor,
(iv) all guarantees of the WorldCom Debtors of the obligations of any other WorldCom Debtor shall be eliminated so that any Claim against any WorldCom Debtor and any guarantee thereof executed by any other WorldCom Debtor and any joint or several liability of any of the WorldCom Debtors shall be one obligation of the WorldCom Debtors, and (v) each and every Claim filed or to be filed in the Chapter 11 Case of any of the WorldCom Debtors shall be deemed filed against the WorldCom Debtors, and shall be one Claim against and obligation of the WorldCom Debtors.

          (b) The substantive consolidation effected pursuant to Section 5.01(a) of the Plan shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this section) affect: (i) the legal and organizational structure of the WorldCom Debtors, (ii) pre and post-Commencement Date guarantees, Liens, and security interests that are required to be maintained (y) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed or (z) pursuant to the Plan, (iii) intercompany Claims between and among the WorldCom Debtors, and (iv) distributions out of any insurance policies or proceeds of such policies.

     5.02. Substantive Consolidation of the Intermedia Debtors.

          (a) Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Intermedia Debtors for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation, and distribution. On and after the Effective Date, (i) all assets and liabilities of the Intermedia Debtors shall be treated as though they were merged, (ii) no distributions shall be made under the Plan on account of any Claim held by an Intermedia Debtor against any other Intermedia Debtor,
(iii) no distributions shall be made under the Plan on account of any Equity Interest held by an Intermedia Debtor in any other Intermedia Debtor, (iv) all guarantees of the Intermedia Debtors of the obligations of any other Intermedia Debtor shall be eliminated so that any Claim against any Intermedia Debtor and any guarantee thereof executed by any other Intermedia Debtor and any joint or several liability of any of the Intermedia Debtors shall be one obligation of the Intermedia Debtors, and (v) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Intermedia Debtors shall be deemed filed against the Intermedia Debtors, and shall be one Claim against and obligation of the Intermedia Debtors.

          (b) The substantive consolidation effected pursuant to Section 5.02(a) of the Plan shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this section) affect: (i) the legal and organizational structure of the Intermedia Debtors, (ii) pre and post-Commencement Date guarantees, Liens, and security interests that are required to be maintained (y) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11

Cases or that have been or will be assumed or (z) pursuant to the Plan, (iii) intercompany Claims between and among the Intermedia Debtors, and (iv) distributions out of any insurance policies or proceeds of such policies.

     5.03. Debtor Intercompany Claims. On the Effective Date, all intercompany Claims between and among the Debtors shall be eliminated by either offset, the contribution or distribution of such Claims, or otherwise (as determined by the Debtors).

     5.04. Non-Debtor Intercompany Claims. All Claims held by any Debtor against any Non-Debtor Subsidiary or by any Non-Debtor Subsidiary against any Debtor shall be reviewed by the Reorganized Debtors and adjusted, continued, or discharged, as appropriate.

     5.05. Restructuring Transactions. On the Effective Date, the following transactions shall be effectuated in the order set forth:

          (a) WorldCom shall make a capital contribution of the New Common Stock, New Notes, and Cash to Merger Subsidiary in an amount sufficient to satisfy distributions to holders of Allowed Intermedia Senior Debt Claims, Allowed Intermedia General Unsecured Claims, and Allowed Intermedia Subordinated Debt Claims as of the Effective Date. Merger Subsidiary shall assume all of WorldCom's obligations under the Intermedia Intercompany Note, and WorldCom shall have no further obligations thereunder.

          (b) Intermedia shall merge with and into Merger Subsidiary, with Merger Subsidiary surviving, pursuant to which holders of Allowed Intermedia Senior Debt Claims, Allowed Intermedia General Unsecured Claims, and Allowed Intermedia Subordinated Debt Claims against Intermedia will receive New Common Stock, New Notes, and Cash in accordance with Sections 4.11, 4.12, and 4.13 of the Plan, respectively. (Immediately following the Effective Date, Merger Subsidiary shall continue to be a first-tier, wholly-owned Subsidiary of WorldCom). As a result of such merger, the Intermedia Intercompany Note shall be extinguished.

          (c) Merger Subsidiary shall make a capital contribution, either directly or indirectly, to any applicable Reorganized Debtor that is a subsidiary of Intermedia of the amount of New Common Stock and Cash to be distributed to holders of Allowed Intermedia General Unsecured Claims against such Debtor as of the Effective Date.

     5.06. Compromise and Settlement.

          (a) Intermedia Settlement. Pursuant to Bankruptcy Rule 9019, the Plan incorporates a proposed compromise and settlement of all issues relating to the validity, enforceability, and priority of the Intermedia Intercompany Note, including the Intermedia Avoidance Claims which were alleged by the Debtors and the holders of Allowed WorldCom Senior Debt Claims and disputed by the holders of Allowed Intermedia Senior Debt Claims. Pursuant to the Plan, and in consideration for the distribution and other benefits under the Plan, upon the Effective Date, the Intermedia Avoidance Claims shall be extinguished and the Debtors and all parties who have held, hold, or may hold Claims against or Equity Interests in any or all of the Debtors are permanently enjoined from asserting or continuing in any manner the Intermedia Avoidance Claims.

          (b) MCIC Settlement. Pursuant to Bankruptcy Rule 9019, the Plan incorporates a proposed compromise and settlement of issues relating to the substantive consolidation of the WorldCom Debtors. The Debtors and the holders of WorldCom Senior Debt Claims alleged that substantive consolidation of the WorldCom Debtors is appropriate. This allegation was disputed by the holders of MCIC Senior Debt Claims. Pursuant to the Plan, and in consideration for the distribution premium provided to the holders of MCIC Senior Debt Claims and other benefits under the Plan, upon the Effective Date, the WorldCom Debtors shall be substantively consolidated.

     5.07. Exit Financing and Market Repurchase. Commencing as soon as practicable after the Effective Date and in accordance with applicable laws, Reorganized WorldCom will utilize Cash in excess of one billion ($1,000,000,000) dollars available after payment by Reorganized WorldCom to the holders of Convenience Claims, WorldCom General Unsecured Claims, and Intermedia General Unsecured Claims pursuant to Sections 4.04, 4.06, and 4.12 of the Plan, respectively, to purchase shares of New Common Stock in the open market at prevailing market prices or otherwise distribute such Cash in respect of the New Common Stock, in each case, depending upon market and business conditions and other relevant factors. Reorganized WorldCom cannot predict the prevailing market price of New Common Stock at the time of any such market repurchase. In the event the Electing Noteholders elect less than three billion four hundred twenty-eight million ($3,428,000,000) dollars in principal amount of New Notes and to the extent deemed appropriate by Reorganized WorldCom in its reasonable business judgment, Reorganized WorldCom will use reasonable efforts to obtain a term loan in the principal amount equal to the difference between five billion five hundred million ($5,500,000,000) dollars and the aggregate principal amount of New Notes to be distributed under the Plan not to exceed one billion ($1,000,000,000) dollars.

     5.08. Corporate Name Change and Relocation. The Reorganized WorldCom Certificate of Incorporation and Reorganized WorldCom By-laws shall provide that, on the Effective Date, WorldCom shall change its name to MCI, Inc. and reincorporate as a Delaware corporation. On and after the Effective Date, the corporate offices of MCI, Inc. and the other Reorganized Debtors shall be located at 22001 Loudoun County Parkway, Ashburn, Virginia 20147.

     5.09. Cancellation of Existing Securities and Agreements. On the Effective Date, any document, agreement, or instrument evidencing any Claim or Equity Interest, other than a Claim that is reinstated and rendered unimpaired under the Plan, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under such documents, agreements, or instruments evidencing such Claims and Equity Interests, as the case may be, shall be discharged.

     5.10. Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

                                   ARTICLE VI

                           PROVISIONS REGARDING VOTING
                        AND DISTRIBUTIONS UNDER THE PLAN

     6.01. Voting of Claims. Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article IV of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

     6.02. Nonconsensual Confirmation. If any impaired Class of Claims entitled to vote shall not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 13.09 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to impaired Classes of Claims that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

     6.03. Disbursing Agent. All distributions under the Plan shall be made by the Disbursing Agent.

     6.04. Distributions of Cash. Any payment of Cash made by the Disbursing Agent pursuant to the Plan shall, at the Disbursing Agent's option, be made by check drawn on a domestic bank or wire transfer.

     6.05. Timing of Distributions. In the event that any payment, distribution, or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or distribution or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

     6.06. Distributions to Classes 4, 6, and 12. Subject to Bankruptcy Rule 9010, all distributions under the Plan to holders of Allowed Claims in Classes 4, 6, and 12 shall be made to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Record Date, unless the Debtors or, on and after the Effective Date, the Reorganized Debtors, have been notified in writing of a change of address, including, without limitation, by the timely filing of a proof of claim by such holder that provides an address for such holder different from the address reflected on the Schedules. In the event that any distribution to any such holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that, at the expiration of one (1) year from the Effective Date such distributions shall be deemed unclaimed property and shall be treated in accordance with Section 6.17 of the Plan.

     6.07. Distributions to Class 5. Distributions for the benefit of the holders of WorldCom Note Claims in Class 5 shall be made to Wilmington Trust Company as indenture trustee under the WorldCom Notes Indentures. Wilmington Trust Company shall, in turn, administer the distribution to the holders of WorldCom Note Claims in Class 5. Distributions for the benefit of the holders of Bank Claims in Class 5 shall be made to the Bank of America, N.A. as co-administrative agent under the 364-Day Facility and the Revolving Credit Facility. Bank of America, N.A. shall, in turn, administer the distribution to the holders of Bank Claims in Class 5. The distribution of New Common Stock or New Notes to Wilmington Trust Company or Bank of America, N.A. shall be deemed a distribution to the respective holder of an Allowed WorldCom Senior Debt Claim. Wilmington Trust Company and Bank of America, N.A. shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court; and, in the event that such parties are so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid by the Reorganized Debtors. After the Effective Date, the reasonable fees and expenses of Wilmington Trust Company and Bank of America, N.A. incurred in connection with the distribution described in this Section 6.07, not including professional fees, shall be paid by the Reorganized Debtors.

     6.08. Distributions to Class 9. Distributions for the benefit of the holders of MCIC Senior Debt Claims in Class 9 shall be made to Law Debenture Trust Company of New York as indenture trustee under the MCIC Senior Notes Indentures. Law Debenture Trust Company of New York shall, in turn, administer the distribution to the holders of MCIC Senior Debt Claims in Class 9. The distribution of New Notes to Law Debenture Trust Company of New York shall be deemed a distribution to the respective holder of an Allowed MCIC Senior Debt Claim. Law Debenture Trust Company of New York shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that Law Debenture Trust Company of New York is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid by the Reorganized Debtors. After the Effective Date, the reasonable fees and expenses of Law Debenture Trust Company of New York incurred in connection with the distribution described in this Section 6.08, not including professional fees, shall be paid by the Reorganized Debtors.

     6.09. Distributions to Class 11. Distributions for the benefit of the holders of Intermedia Senior Debt Claims in Class 11 shall be made to Suntrust Bank, Central Florida, N.A., as indenture trustee under the Intermedia Senior Notes Indentures. Suntrust Bank, Central Florida, N.A. shall, in turn, administer the distribution to the holders of Intermedia Senior Debt Claims in Class 11. The distribution of New Common Stock or New Notes to Suntrust Bank, Central Florida, N.A shall be deemed a distribution to the respective holder of an Allowed Intermedia Senior Debt Claim. Suntrust Bank, Central Florida, N.A. shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that Suntrust Bank, Central Florida, N.A. is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid by the Reorganized Debtors. After the Effective Date, the reasonable fees and expenses of Suntrust Bank, Central Florida, N.A. incurred in connection with the distribution described in this Section 6.09, not including professional fees, shall be paid by the Reorganized Debtors.

     6.10. Distributions to Class 13. Distributions for the benefit of the holders of Intermedia Subordinated Debt Claims in Class 13 shall be made to Suntrust Bank, Central Florida, N.A., as indenture trustee under the Intermedia Senior Notes Indenture. Suntrust Bank, Central Florida, N.A. shall, in turn, administer the distribution to the holders of Intermedia Subordinated Debt Claims in Class 13. The distribution of New Common Stock or New Notes to Suntrust Bank, Central Florida, N.A shall be deemed a distribution to the respective holder of an Allowed Intermedia Subordinated Debt Claim. Suntrust Bank, Central Florida, N.A. shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that Suntrust Bank, Central Florida, N.A. is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid by the Reorganized Debtors. After the Effective Date, the reasonable fees and expenses of Suntrust Bank, Central Florida, N.A. incurred in connection with the distribution described in this Section 6.10, not including professional fees, shall be paid by the Reorganized Debtors.

     6.11. Surrender of Instruments. As a condition to receiving any distribution under the Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee, unless such certificated instrument or note is being reinstated or being left unimpaired under the Plan. Any holder of such instrument or note that fails to (i) surrender such instrument or note, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance, and amount reasonably satisfactory to the Disbursing Agent before the first (1st) anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan. Any distribution so forfeited shall become property of the Reorganized Debtors.

     6.12. Registration of New Common Stock and New Notes. Each holder of an Allowed Claim receiving a distribution of New Common Stock and/or New Notes pursuant to the Plan that WorldCom determines is an underwriter as defined in section 1145 of the Bankruptcy Code and each holder of Director Restricted Stock and Management Restricted Stock shall have the right to become a party to the Registration Rights Agreement. The Registration Rights Agreement shall contain such terms and conditions as are customary under and appropriate in light of the circumstances, including the following:

          (a) Reorganized WorldCom shall use reasonable commercial efforts to file with the Securities and Exchange Commission and cause to become effective within one hundred eighty (180) days after the Effective Date a registration statement on an appropriate form (the "Registration Statement") relating to all shares of New Common Stock and New Notes to be issued under the Plan for which registration is required for public resale thereof and shall use reasonable commercial efforts to cause such Registration Statement to be declared effective promptly upon its filing; and

          (b) Reorganized WorldCom shall use reasonable commercial efforts to cause such Registration Statement to be continually effective, subject to customary exceptions, for a period of two (2) years from the date on which such Registration Statement is declared effective.

     6.13. Minimum Distributions. No payment of Cash less than one hundred (100) dollars shall be made by the Reorganized Debtors to any holder of a Claim unless a request therefor is made in writing to the Reorganized Debtors.

     6.14. Manner of Payment Under the Plan. All distributions of New Common Stock or Cash to the creditors of each of the Debtors under the Plan shall be made by, or on behalf of, the applicable Reorganized Debtor. Where the applicable Reorganized Debtor is a subsidiary of Reorganized WorldCom, Reorganized WorldCom shall make a capital contribution, either directly or indirectly, to the applicable Reorganized Debtor (and, in the case of the Intermedia Debtors, in accordance with Section 5.05 hereof) of an amount of New Common Stock or Cash to be distributed to the creditors of such Debtor, but only at such time as, and to the extent, the amounts are actually distributed to holders of Allowed Claims. All distributions of New Notes to the creditors of the Debtors shall be made by, or on behalf of, Reorganized WorldCom. To the extent that New Notes are issued by Reorganized WorldCom to holders of a Claim against a Debtor (other than WorldCom and Intermedia) in exchange for such holders' Claims, the portion of the Claims for which such New Notes are issued shall be treated as acquired by Reorganized WorldCom. Immediately thereafter, pursuant to the terms hereof, Reorganized WorldCom shall make a capital contribution of such Claims, either directly or indirectly, to the applicable Debtor and such Claims shall immediately be cancelled and discharged. Any distributions that revert to any of the Reorganized Debtors or are otherwise canceled (such as to the extent any distributions have not been claimed within one (1) year or are cancelled pursuant to Section 6.17 hereof) shall revest solely in Reorganized WorldCom, and any applicable Reorganized Debtor (other than Reorganized WorldCom) shall not have (nor shall it be considered to ever have had) any ownership interest in such amounts.

     6.15. Fractional Shares. No fractional shares of New Common Stock shall be distributed under the Plan. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (i) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number; and (ii) fractions of less than one-half (1/2) shall be rounded to the next lower whole number. The total number of authorized shares of New Common Stock to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the rounding provided in this Section.

     6.16. Fractional Notes. No New Notes shall be distributed in denominations of less than one thousand ($1,000) dollars. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of an amount of New Notes that is not a multiple of one thousand (1,000), the actual distribution of New Notes shall be rounded as follows: (i) denominations of five hundred ($500) dollars or greater shall be rounded up to one thousand ($1,000) dollars; and (ii) denominations of four hundred ninety-nine ($499) dollars or less shall be rounded down to zero ($0.00). The total number of New Notes to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the rounding provided in this Section 6.16.

     6.17. Unclaimed Distributions. All distributions under the Plan that are unclaimed for a period of one (1) year after distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Reorganized Debtors and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred.

     6.18. Distributions to Holders as of the Record Date. As at the close of business on the Record Date, the Claims register shall be closed, and there shall be no further changes in the record holder of any Claim. The Reorganized Debtors shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. The Reorganized Debtors shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the Claims register as of the close of business on the Record Date.

     6.19. Setoffs. The Debtors may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any Claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claim the Debtors may have against the holder of such Claim.

     6.20. Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

                                  ARTICLE VII

                     PROCEDURES FOR TREATING DISPUTED CLAIMS

     7.01. Objections to Administrative Expense Claims and Claims. The Reorganized Debtors shall be entitled to object to Administrative Expense Claims and Claims. Any objections to Administrative Expense Claims and Claims shall be filed and served on or before the later of (i) one hundred eighty (180) days after the Effective Date, and (ii) such date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (i) above.

     7.02. No Distributions Pending Allowance. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

     7.03. Personal Injury Claims. All Personal Injury Claims are Disputed Claims. No distributions shall be made on account of any Personal Injury Claim unless and until such Claim is liquidated and becomes an Allowed Claim. Any Personal Injury Claim which has not been liquidated prior to the Effective Date and as to which a proof of claim was timely filed in the Chapter 11 Cases, shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. Any Personal Injury Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section and applicable nonbankruptcy law which is no longer appealable or subject to review, or (ii) in any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction, shall be deemed, to the extent applicable, an Allowed Claim in Class 4, 6, or 12, as applicable, in such liquidated amount and treated in accordance with Sections 4.04, 4.06, or 4.12 of the Plan; provided, however, that the Allowed amount of any Personal Injury Claim that also is an Insured Claim shall be limited as provided in Section 7.05 of the Plan. Nothing contained in this Section shall constitute or be deemed a waiver of any Claim, right, or Cause of Action that the Debtors may have against any person in connection with or arising out of any Personal Injury Claim, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

     7.04. Distributions to Convenience Claims, WorldCom General Unsecured Claims, and Intermedia General Unsecured Claims After Allowance. After such time as a Disputed Convenience Claim, Disputed WorldCom General Unsecured Claim, or Disputed Intermedia General Unsecured Claim becomes an Allowed Claim, the Reorganized Debtors shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan. Such distributions to holders of

Allowed Convenience Claims shall be made on or before the date that is twenty
(20) days after the order or judgment of the Bankruptcy Court allowing such Disputed Convenience Claim becomes a Final Order, without any post-Effective Date interest thereon. Such distributions to holders of Allowed WorldCom General Unsecured Claims and Allowed Intermedia General Unsecured Claim shall be made on the next Subsequent Distribution Date that is not less than twenty (20) days from the date upon which the order or judgment of the Bankruptcy Court allowing such Disputed WorldCom General Unsecured Claims or Disputed Intermedia General Unsecured Claim becomes a Final Order, without any post-Effective Date interest thereon.

     7.05. Distributions Relating to Allowed Insured Claims. Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified; provided, however, that in no event shall the Allowed amount of an Insured Claim exceed the maximum amount that the Debtors are required to pay in respect of such Insured Claim pursuant to any pertinent insurance policies and applicable law. Nothing contained herein shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance.

     7.06. Resolution of Administrative Expense Claims and Claims. On and after the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Administrative Expense Claims and Claims and compromise, settle, or otherwise resolve Disputed Administrative Expense Claims and Disputed Claims without approval of the Bankruptcy Court.

                                  ARTICLE VIII

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     8.01. Assumption or Rejection of Executory Contracts and Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any person or entity shall be deemed assumed by the Debtors, as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Effective Date, or (iii) that is specifically designated as a contract or lease to be rejected on Schedule 8.01(A) (executory contracts) or Schedule 8.01(B) (unexpired leases) annexed hereto; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedules 8.01(A) and 8.01(B) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected. The Debtors shall provide notice of any amendments to Schedules 8.01(A) and 8.01(B) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on

Schedule 8.01(A) or 8.01(B) shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

     8.02. Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed and assigned pursuant to
Section 8.01 hereof, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign, or reject the unexpired leases specified in Section 8.01 hereof through the date of entry of an order approving the assumption, assumption and assignment, or rejection of such unexpired leases, and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 8.01 hereof.

     8.03. Inclusiveness. Unless otherwise specified on Schedules 8.01(A) and 8.01(B), each executory contract and unexpired lease listed or to be listed on Schedules 8.01(A) and 8.01(B) shall include modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 8.01(A) and 8.01(B).

     8.04. Tariff Services. All Access Providers shall continue to provide without interruption all Tariff Services, specifically including usage-sensitive access services, provided to the Debtors prior to the Effective Date. Any Claim against a Debtor by an Access Provider for the provision of Tariff Services to such Debtor prior to the Commencement Date shall be treated in accordance with Sections 4.04, 4.06, and 4.12, as applicable.

     8.05. Cure of Defaults. Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtors pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

     8.06. Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 8.01 of the Plan must be filed with the Bankruptcy Court and served upon the Debtors or, on and after the Effective Date, Reorganized WorldCom, no later than thirty
(30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease,

(ii) notice of entry of the Confirmation Order, and (iii) notice of an amendment to Schedule 8.01(A) or 8.01(B). All such Claims not filed within such time will be forever barred from assertion against the Debtors and their estates or the Reorganized Debtors and their property.

     8.07. Survival of Corporate Indemnities. Except as set forth on Schedules 8.01(A) and 8.01(B), any obligations of the Debtors pursuant to their corporate charters and by-laws or agreements entered into any time prior to the Effective Date, to indemnify current directors, officers, and/or employees with respect to all present and future actions, suits, and proceedings against the Debtors or such directors, officers, and/or employees, based upon any act or omission for or on behalf of the Debtors shall not be discharged or impaired by confirmation of the Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors pursuant to the Plan, and shall continue as obligations of the Reorganized Debtors.

     8.08. Insurance Policies. All of the Debtors' insurance policies and any agreements, documents, or instruments relating thereto, are treated as executory contracts under the Plan. Notwithstanding the foregoing, distributions under the Plan to any holder of an Insured Claim shall be in accordance with the treatment provided under Article IV and Section 7.05 of the Plan. Nothing contained herein shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors' policies of insurance.

     8.09. Compensation and Benefit Programs. Except as provided in Section 8.01 of the Plan, all savings plans, retirement plans, health care plans, performance-based incentive plans, retention plans, workers' compensation programs and life, disability, directors and officers liability, and other insurance plans are treated as executory contracts under the Plan and shall, on the Effective Date, be deemed assumed by the Debtors in accordance with sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

     8.10. Retiree Benefits. On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtors had obligated themselves to provide such benefits.

                                   ARTICLE IX

                    PROVISIONS REGARDING CORPORATE GOVERNANCE
                   AND MANAGEMENT OF THE REORGANIZED DEBTORS

     9.01. General. On the Effective Date, the management, control, and operation of Reorganized WorldCom and the Reorganized Debtors shall become the general responsibility of the Boards of Directors of Reorganized WorldCom and the Reorganized Debtors, respectively.

     9.02. Directors and Officers of Reorganized WorldCom and the Reorganized Debtors.

          (a) Reorganized WorldCom Board of Directors. The initial Board of Directors of Reorganized WorldCom shall be disclosed not later than ten (10) days prior to the Confirmation Hearing. Each of the members of such initial Board of Directors shall serve in accordance with the Reorganized WorldCom Certificate of Incorporation and Reorganized WorldCom By-laws, as the same may be amended from time to time.

          (b) Reorganized WorldCom Officers. The officers of Reorganized WorldCom immediately prior to the Effective Date shall serve as the initial officers of Reorganized WorldCom on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with Reorganized WorldCom and applicable nonbankruptcy law.

          (c) Reorganized Debtors' Boards of Directors. The initial Boards of Directors of each of the Reorganized Debtors, other than Reorganized WorldCom, shall consist of at least one (1) individual selected by the Chief Executive Officer of Reorganized WorldCom. The names of the members of the initial Boards of Directors of each of the Reorganized Debtors shall be disclosed not later than ten (10) days prior to the Confirmation Hearing. Each of the members of such initial Boards of Directors shall serve in accordance with its certificate of incorporation and by-laws, as the same may be amended from time to time.

          (d) Reorganized Debtors' Officers. The officers of the Reorganized Debtors, other than Reorganized WorldCom, immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtors on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with the Reorganized Debtors and applicable nonbankruptcy law.

     9.03. Certificates of Incorporation and By-laws. The Reorganized WorldCom Certificate of Incorporation, the Reorganized WorldCom By-laws, and the certificates of incorporation and by-laws of each of the other Reorganized Debtors shall contain provisions necessary (i) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and by-laws as permitted by applicable law, (ii) to impose restrictions on the direct or indirect transferability of the common stock or other equity of Reorganized WorldCom such that (A) no person or entity may acquire or accumulate 4.75% or more (as determined under tax law principles governing the application of section 382 of the Internal Revenue Code of 1986, as amended) of the common stock or other equity of Reorganized WorldCom and (B) no person owning directly or indirectly (as determined under such tax law principles) on the Effective Date, after giving effect to the Plan, 4.75% or more of the common stock of Reorganized WorldCom may acquire additional shares of the common stock or other equity of Reorganized WorldCom, possibly subject to certain exceptions, and
(iii) to effectuate the provisions of the Plan.

     9.04. Authorization and Issuance of New Securities. The issuance of the following securities by Reorganized WorldCom is hereby authorized without further act or action under applicable law, regulation, order, or rule:

          (a) The New Notes in an aggregate principal amount of up to five billion five hundred million ($5,500,000,000) dollars;

          (b)  Two billion (2,000,000,000) shares of New Common Stock;

          (c)  The Director Restricted Stock; and

          (d)  The Management Restricted Stock.

     9.05. Listing of New Common Stock. Reorganized WorldCom shall use commercially reasonable efforts to cause the shares of New Common Stock to be listed on the NASDAQ National Market System.

     9.06. New Management Restricted Stock Plan. Prior to the Effective Date, Reorganized WorldCom shall adopt the New Management Restricted Stock Plan. Reorganized WorldCom shall, on the Effective Date, implement an equity-based program for certain of its employees, pursuant to which such employees shall receive restricted shares of New Common Stock (the "Management Restricted Stock"). The terms of the New Management Restricted Stock Plan shall be contained in the Plan Supplement.

     9.07. New Director Restricted Stock Plan. Prior to the Effective Date, Reorganized WorldCom shall adopt the New Director Restricted Stock Plan. Reorganized WorldCom shall, on the Effective Date, implement an equity-based program for the members of the Board of Directors of Reorganized WorldCom, pursuant to which such members shall receive restricted shares New Common Stock (the "Director Restricted Stock"). The terms of the New Director Restricted Stock Plan shall be contained in the Plan Supplement.

                                   ARTICLE X

                             EFFECT OF CONFIRMATION

     10.01. Vesting of Assets. Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the estates of the Debtors shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided herein. From and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

     10.02. Discharge of Claims and Termination of Equity Interests. Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall be in exchange for and in complete satisfaction, discharge, and release of all existing debts and Claims, and shall terminate all Equity Interests, of any kind, nature, or description whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan, upon the Effective Date, all existing Claims against the Debtors and Equity Interests in the Debtors, shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest.

     10.03. Discharge of Debtors. Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtors.

     10.04. Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all entities who have held, hold, or may hold Claims against or Equity Interests in any or all of the Debtors and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, are permanently enjoined, on and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (ii) enforcing, attaching, collecting, or recovering by any manner or means of any judgment, award, decree, or order against the Debtors or Reorganized Debtors on account of any such Claim or Equity Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors on account of any such Claim or Equity Interest, (iv) commencing or continuing in any manner any action or other proceeding of any kind with respect to any Claims and Causes of Action which are extinguished or released pursuant to the Plan, and (v) taking any actions to interfere with the implementation or consummation of the Plan.

     10.05. Term of Injunctions or Stays. Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such applicable order.

     10.06. Exculpation. None of the Debtors, the Reorganized Debtors, the Committee, or any of their respective members, officers, directors, employees, advisors, professionals, or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtors, the Reorganized Debtors, the Committee, and each of their respective members, officers, directors, employees, advisors, professionals, and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     10.07. Avoidance Actions. From and after the Effective Date, the Reorganized Debtors shall have the right to prosecute any avoidance or recovery actions under sections 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or Debtors in Possession other than the Intermedia Avoidance Claims, which shall be extinguished pursuant to Section 5.06(a) of the Plan.

     10.08. Retention of Causes of Action/Reservation of Rights.

          (a) Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors, or representatives, and (ii) the turnover of any property of the Debtors' estates.

          (b) Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Commencement Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors' legal and equitable rights respecting any Claim left unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

                                   ARTICLE XI

                   CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

     11.01. Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section
11.03 of the Plan:

          (a) The Confirmation Order, in form and substance acceptable to the Debtors, shall have been signed by the judge presiding over the Chapter 11 Cases, and there shall not be a stay or injunction in effect with respect thereto; and

          (b) The Debtors shall have credit availability under a revolving capital facility in a principal amount of one billion ($1,000,000,000) dollars, which shall be in a form set forth in the Plan Supplement, in form and substance acceptable to the Debtors;

          (c) All actions, documents, and agreements necessary to implement the Plan shall have been effected or executed; and

          (d) The Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are determined by the Debtors to be necessary to implement the Plan.

     11.02. Failure of Conditions. In the event that one or more of the conditions specified in Section 11.01 of the Plan have not occurred on or before one hundred eighty (180) days after the Confirmation Date, (i) the Confirmation Order shall be vacated, (ii) no distributions under the Plan shall be made,
(iii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (iv) the Debtors' obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

     11.03. Waiver of Conditions. The Debtors, in their sole discretion, may waive one (1) or more of the conditions precedent to effectiveness of the Plan set forth in Section 11.01 of the Plan.

                                  ARTICLE XII

                            RETENTION OF JURISDICTION

     12.01. The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

          (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of cure amounts and Claims resulting therefrom;

          (b) To hear and determine any and all adversary proceedings, applications, and contested matters;

          (c) To hear and determine any objection to Administrative Expense Claims or Claims;

          (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

          (e) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

          (f) To consider any amendments to, or modifications of, the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

          (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

          (h) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;

          (i) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

          (j) To recover all assets of the Debtors and property of the Debtors' estates, wherever located;

          (k) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

          (l) To resolve any Disputed Claims;

          (m) To determine the scope of any discharge of any Debtor under the Plan or the Bankruptcy Code;

          (n) To hear any other matter not inconsistent with the Bankruptcy Code; and

          (o) To enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     13.01. Effectuating Documents and Further Transactions. Each of the Debtors and Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

     13.02. Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or Reorganized Debtors, including, without limitation, (i) the authorization to issue or cause to be issued the New Notes, the New Common Stock, the Director Restricted Stock, and the Management Restricted Stock, (ii) the effectiveness of the Reorganized WorldCom Certificate of Incorporation, the Reorganized WorldCom By-laws, the certificates of incorporation and by-laws of the other Reorganized Debtors, (iii) all restructuring transactions effectuated pursuant to the Plan, (iv) the election or appointment, as the case may be, of directors and officers of Reorganized WorldCom and the other Reorganized Debtors, (v) the authorization and approval of a new revolving capital facility, a new term loan, the New Management Restricted Stock Plan, the New Director Restricted Stock Plan, and the Registration Rights Agreement, and (vi) the qualification of Reorganized WorldCom or any of the Reorganized Debtors as a foreign corporation wherever the conduct of business by the Company requires such qualification, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors and the Reorganized Debtors are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, Reorganized WorldCom and the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each such entity is (or will be) incorporated, in accordance with the applicable general corporation law of each such state.

     13.03. Withholding and Reporting Requirements. In connection with the consummation of the Plan, the Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

     13.04. Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax. All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Commencement Date through and including the Effective Date, including, without limitation, the transfers effectuated under the Plan, the sale by the Debtors of owned property pursuant to section 363(b) of the Bankruptcy Code, and the assumption, assignment, and sale by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, thus, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

     13.05. Payment of Statutory Fees. On the Effective Date, and thereafter as may be required, the Debtors shall pay all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

     13.06. Post-Effective Date Fees and Expenses. From and after the Effective Date, Reorganized WorldCom and the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by Reorganized WorldCom and the Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

     13.07. Dissolution of the Committee. The Committee shall terminate on the Effective Date, except that the Committee may appear at the hearing to consider applications for final allowances of compensation and reimbursement of expenses and prosecute any objections to such applications, if appropriate.

     13.08. Plan Supplement. The Reorganized WorldCom Certificate of Incorporation, the Reorganized WorldCom By-laws, the forms of certificates of incorporation and by-laws of each of the other Reorganized Debtors, Schedules 8.01(A) and 8.01(B) referred to in Section 8.01 of the Plan, a post-Effective Date revolving capital facility agreement, the New Notes Indenture, the New Director Restricted Stock Plan, the New Management Restricted Stock Plan, and the Registration Rights Agreement shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the last day upon which holders of Claims may vote to accept or reject the Plan; provided, however, that the Debtors may amend the Plan Supplement through and including the Confirmation Date. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or

Equity Interests may obtain a copy of the Plan Supplement upon written request to WorldCom in accordance with Section 13.16 of the Plan.

     13.09. Amendment or Modification of the Plan. Alterations, amendments, or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended, or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim of such holder.

     13.10. Revocation or Withdrawal of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

     13.11. Severability. If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     13.12. Expedited Tax Determination. The Reorganized Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, such Reorganized Debtors for all taxable periods through the Effective Date.

     13.13. Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit or schedule hereto or in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

     13.14. Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

     13.15. Exhibits/Schedules. All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

     13.16. Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                    WORLDCOM, INC.
                    22001 Loudoun County Parkway
                    Ashburn, VA 20147
                    Attn: Michael H. Salsbury, Esq.
                    General Counsel & Secretary
                    Telephone: (877) 624-1000
                    Facsimile: (703) 886-0742

                                 -and-

                    WEIL, GOTSHAL & MANGES LLP
                    767 Fifth Avenue
                    New York, NY 10153
                    Attn: Marcia L. Goldstein, Esq.
                          Lori R. Fife, Esq.
                    Telephone: (212) 310-8000
                    Facsimile: (212) 310-8007

                                 -and-

                    WEIL, GOTSHAL & MANGES LLP
                    700 Louisiana, Suite 1600
                    Houston, TX 77002
                    Attn: Alfredo R. Perez, Esq.
                    Telephone: (713) 546-5000
                    Facsimile: (713) 224-9511

Dated: New York, New York
       April 14, 2003

                              Respectfully submitted,

                              WORLDCOM, INC., et al.
                              (for itself and on behalf of each of the Debtors)


                              By: /s/ Michael H. Salsbury
                                  ---------------------------
                              Name: Michael H. Salsbury, Esq.
                              Title: General Counsel & Secretary
Counsel:

Marcia L. Goldstein, Esq. (MG 2606)
Lori R. Fife, Esq. (LF 2839)

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, NY  10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

          and

Alfredo R. Perez, Esq.

WEIL, GOTSHAL & MANGES LLP
700 Louisiana, Suite 1600
Houston, TX  77002
Telephone: (713) 546-5000
Facsimile: (713) 224-9511

Attorneys for Debtors and
  Debtors in Possession

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I      DEFINITIONS AND CONSTRUCTION OF TERMS...........................1

     1.01.   364-Day Facility..................................................1

     1.02.   Access Provider...................................................1

     1.03.   Administrative Expense Claim......................................1

     1.04.   Allowed...........................................................2

     1.05.   ASR...............................................................2

     1.06.   Ballot............................................................2

     1.07.   Bank Claims.......................................................2

     1.08.   Bankruptcy Code...................................................2

     1.09.   Bankruptcy Court..................................................3

     1.10.   Bankruptcy Rules..................................................3

     1.11.   Banks.............................................................3

     1.12.   Business Day......................................................3

     1.13.   Cash..............................................................3

     1.14.   Causes of Action..................................................3

     1.15.   Chapter 11 Cases..................................................3

     1.16.   Claim.............................................................3

     1.17.   Class.............................................................3

     1.18.   Collateral........................................................3

     1.19.   Commencement Date.................................................3

     1.20.   Committee.........................................................3

     1.21.   Company...........................................................4

     1.22.   Confirmation Date.................................................4

     1.23.   Confirmation Hearing..............................................4

     1.24.   Confirmation Order................................................4

     1.25.   Convenience Claim.................................................4

     1.26.   Debtors in Possession.............................................4

     1.27.   Debtors...........................................................4

     1.28.   Director Restricted Stock.........................................4

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

     1.29.   Disbursing Agent..................................................4

     1.30.   Disclosure Statement..............................................4

     1.31.   Disputed..........................................................4

     1.32.   Effective Date....................................................5

     1.33.   Electing Noteholder...............................................5

     1.34.   Equity Interest...................................................5

     1.35.   Final Order.......................................................5

     1.36.   General Unsecured Claim...........................................5

     1.37.   Insured Claim.....................................................5

     1.38.   Intermedia........................................................6

     1.39.   Intermedia Avoidance Claims.......................................6

     1.40.   Intermedia Debtors................................................6

     1.41.   Intermedia Equity Interests.......................................6

     1.42.   Intermedia General Unsecured Claim................................6

     1.43.   Intermedia Intercompany Note......................................6

     1.44.   Intermedia Intercompany Note Claim................................6

     1.45.   Intermedia Preferred Stock........................................6

     1.46.   Intermedia Senior Debt Claims.....................................6

     1.47.   Intermedia Senior Notes Indentures................................6

     1.48.   Intermedia Subordinated Debt Claims...............................7

     1.49.   Intermedia Subordinated Notes Indenture...........................7

     1.50.   Lien..............................................................7

     1.51.   Management Restricted Stock.......................................7

     1.52.   MCIC..............................................................7

     1.53.   MCIC Senior Debt Claims...........................................7

     1.54.   MCIC Senior Notes Indentures......................................7

     1.55.   MCIC Subordinated Debt Claims.....................................7

     1.56.   MCIC Subordinated Notes Indenture.................................7

     1.57.   Merger Subsidiary.................................................8

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

     1.58.   New Common Stock..................................................8

     1.59.   New Director Restricted Stock Plan................................8

     1.60.   New Management Restricted Stock Plan..............................8

     1.61.   New Notes.........................................................8

     1.62.   New Notes Indenture...............................................8

     1.63.   Non-Debtor Subsidiary.............................................8

     1.64.   Non-Electing Noteholder...........................................8

     1.65.   Other Priority Claim..............................................8

     1.66.   Other Secured Claim...............................................8

     1.67.   Oversubscription..................................................9

     1.68.   Oversubscription Rate.............................................9

     1.69.   Personal Injury Claim.............................................9

     1.70.   Plan..............................................................9

     1.71.   Plan Supplement...................................................9

     1.72.   Priority Tax Claim................................................9

     1.73.   Pro Rated Claim...................................................9

     1.74.   Record Date.......................................................9

     1.75.   Registration Rights Agreement.....................................9

     1.76.   Remaining Claim...................................................9

     1.77.   Reorganized Debtors...............................................9

     1.78.   Reorganized WorldCom..............................................9

     1.79.   Reorganized WorldCom By-laws......................................9

     1.80.   Reorganized WorldCom Certificate of Incorporation................10

     1.81.   Revolving Credit Facility........................................10

     1.82.   Schedules........................................................10

     1.83.   Secured Claim....................................................10

     1.84.   Secured Tax Claim................................................10

     1.85.   Securities Litigation Claim......................................10

     1.86.   Subsequent Distribution Date.....................................10

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

     1.87.   Subsidiary.......................................................10

     1.88.   Tariff Services..................................................11

     1.89.   Undersubscription................................................11

     1.90.   WorldCom.........................................................11

     1.91.   WorldCom Debtors.................................................11

     1.92.   WorldCom General Unsecured Claim.................................11

     1.93.   WorldCom Equity Interest.........................................11

     1.94.   WorldCom Note Claims.............................................11

     1.95.   WorldCom Notes Indentures........................................11

     1.96.   WorldCom Senior Debt Claims......................................11

     1.97.   WorldCom Subordinated Claims.....................................12

ARTICLE II     TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS
               AND PRIORITY TAX CLAIMS........................................12

     2.01.   Administrative Expense Claims....................................12

     2.02.   Professional Compensation and Reimbursement Claims...............12

     2.03.   Priority Tax Claims..............................................13

ARTICLE III    CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS..................13

ARTICLE IV     TREATMENT OF CLAIMS AND EQUITY INTERESTS.......................14

     4.01.   CLASS 1 - OTHER PRIORITY CLAIMS..................................14

             (a)   Impairment and Voting......................................14

             (b)   Distributions..............................................14

     4.02.   CLASS 2 - SECURED TAX CLAIMS.....................................14

             (a)   Impairment and Voting......................................14

             (b)   Distributions..............................................14

     4.03.   CLASS 3 - OTHER SECURED CLAIMS...................................14

             (a)   Impairment and Voting......................................14

             (b)   Distributions/Reinstatement of Claims......................14

     4.04.   CLASS 4 - CONVENIENCE CLAIMS.....................................15

             (a)   Impairment and Voting......................................15

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

             (b)   Distributions..............................................15

     4.05.   CLASS 5 - WORLDCOM SENIOR DEBT CLAIMS............................15

             (a)   Impairment and Voting......................................15

             (b)   Distributions..............................................15

             (c)   Oversubscription...........................................15

     4.06.   CLASS 6 - WORLDCOM GENERAL UNSECURED CLAIMS......................16

             (a)   Impairment and Voting......................................16

             (b)   Distributions..............................................16

     4.07.   CLASS 7 - WORLDCOM SUBORDINATED CLAIMS...........................16

             (a)   Impairment and Voting......................................16

             (b)   Distributions..............................................16

     4.08.   CLASS 8 - WORLDCOM EQUITY INTERESTS..............................16

             (a)   Impairment and Voting......................................16

             (b)   Distributions..............................................16

     4.09.   CLASS 9 - MCIC SENIOR DEBT CLAIMS................................16

             (a)   Impairment and Voting......................................16

             (b)   Distributions..............................................16

     4.10.   CLASS 10 - MCIC Subordinated DEBT CLAIMS.........................17

             (a)   Impairment and Voting......................................17

             (b)   Distributions..............................................17

     4.11.   CLASS 11 - INTERMEDIA SENIOR DEBT CLAIMS.........................17

             (a)   Impairment and Voting......................................17

             (b)   Distributions..............................................17

             (c)   Oversubscription...........................................17

     4.12.   CLASS 12 - INTERMEDIA GENERAL UNSECURED CLAIMS...................17

             (a)   Impairment and Voting......................................17

             (b)   Distributions..............................................17

     4.13.   CLASS 13 - INTERMEDIA SUBORDINATED DEBT CLAIMS...................17

             (a)   Impairment and Voting......................................17

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

             (b)   Distributions..............................................18

             (c)   Oversubscription...........................................18

     4.14.   CLASS 14 - INTERMEDIA PREFERRED STOCK............................18

             (a)   Impairment and Voting......................................18

             (b)   Distributions..............................................18

     4.15.   CLASS 15 - INTERMEDIA EQUITY INTERESTS...........................18

             (a)   Impairment and Voting......................................18

             (b)   Distributions..............................................18

ARTICLE V      IMPLEMENTATION OF THE PLAN.....................................18

     5.01.   Substantive Consolidation of the WorldCom Debtors................18

     5.02.   Substantive Consolidation of the Intermedia Debtors..............19

     5.03.   Debtor Intercompany Claims.......................................20

     5.04.   Non-Debtor Intercompany Claims...................................20

     5.05.   Restructuring Transactions.......................................20

     5.06.   Compromise and Settlement........................................20

             (a)   Intermedia Settlement......................................20

             (b)   MCIC Settlement............................................21

     5.07.   Exit Financing and Market Repurchase.............................21

     5.08.   Corporate Name Change and Relocation.............................21

     5.09.   Cancellation of Existing Securities and Agreements...............21

     5.10.   Hart-Scott-Rodino Compliance.....................................21

ARTICLE VI     PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN...22

     6.01.   Voting of Claims.................................................22

     6.02.   Nonconsensual Confirmation.......................................22

     6.03.   Disbursing Agent.................................................22

     6.04.   Distributions of Cash............................................22

     6.05.   Timing of Distributions..........................................22

     6.06.   Distributions to Classes 4, 6, and 12............................22

     6.07.   Distributions to Class 5.........................................23

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

     6.08.   Distributions to Class 9.........................................23

     6.09.   Distributions to Class 11........................................23

     6.10.   Distributions to Class 13........................................24

     6.11.   Surrender of Instruments.........................................24

     6.12.   Registration of New Common Stock and New Notes...................24

     6.13.   Minimum Distributions............................................25

     6.14.   Manner of Payment Under the Plan.................................25

     6.15.   Fractional Shares................................................25

     6.16.   Fractional Notes.................................................26

     6.17.   Unclaimed Distributions..........................................26

     6.18.   Distributions to Holders as of the Record Date...................26

     6.19.   Setoffs..........................................................26

     6.20.   Allocation of Plan Distributions Between Principal and Interest..26

ARTICLE VII    PROCEDURES FOR TREATING DISPUTED CLAIMS........................27

     7.01.   Objections to Administrative Expense Claims and Claims...........27

     7.02.   No Distributions Pending Allowance...............................27

     7.03.   Personal Injury Claims...........................................27

     7.04.   Distributions to Convenience Claims, WorldCom General
             Unsecured Claims, and Intermedia General Unsecured Claims
             After Allowance..................................................27

     7.05.   Distributions Relating to Allowed Insured Claims.................28

     7.06.   Resolution of Administrative Expense Claims and Claims...........28

ARTICLE VIII   EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......................28

     8.01.   Assumption or Rejection of Executory Contracts and
             Unexpired Leases.................................................28

     8.02.   Approval of Assumption or Rejection of Executory Contracts and
             Unexpired Leases.................................................29

     8.03.   Inclusiveness....................................................29

     8.04.   Tariff Services..................................................29

     8.05.   Cure of Defaults.................................................29

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     8.06.   Bar Date for Filing Proofs of Claim Relating to Executory
             Contracts and Unexpired Leases Rejected Pursuant to the Plan.....29

     8.07.   Survival of Corporate Indemnities................................30

     8.08.   Insurance Policies...............................................30

     8.09.   Compensation and Benefit Programs................................30

     8.10.   Retiree Benefits.................................................30

ARTICLE IX     PROVISIONS REGARDING CORPORATE GOVERNANCE
               AND MANAGEMENT OF THE REORGANIZED DEBTORS......................30

     9.01.   General..........................................................30

     9.02.   Directors and Officers of Reorganized WorldCom and the
             Reorganized Debtors..............................................31

             (a)   Reorganized WorldCom Board of Directors....................31

             (b)   Reorganized WorldCom Officers..............................31

             (c)   Reorganized Debtors' Boards of Directors...................31

             (d)   Reorganized Debtors' Officers..............................31

     9.03.   Certificates of Incorporation and By-laws........................31

     9.04.   Authorization and Issuance of New Securities.....................32

     9.05.   Listing of New Common Stock......................................32

     9.06.   New Management Restricted Stock Plan.............................32

     9.07.   New Director Restricted Stock Plan...............................32

ARTICLE X      EFFECT OF CONFIRMATION.........................................32

     10.01.  Vesting of Assets................................................32

     10.02.  Discharge of Claims and Termination of Equity Interests..........33

     10.03.  Discharge of Debtors.............................................33

     10.04.  Injunction.......................................................33

     10.05.  Term of Injunctions or Stays.....................................33

     10.06.  Exculpation......................................................34

     10.07.  Avoidance Actions................................................34

     10.08.  Retention of Causes of Action/Reservation of Rights..............34

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ARTICLE XI     CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.....................35

     11.01.  Effectiveness....................................................35

     11.02.  Failure of Conditions............................................35

     11.03.  Waiver of Conditions.............................................35

ARTICLE XII    RETENTION OF JURISDICTION......................................35

ARTICLE XIII   MISCELLANEOUS PROVISIONS.......................................37

     13.01.  Effectuating Documents and Further Transactions..................37

     13.02.  Corporate Action.................................................37

     13.03.  Withholding and Reporting Requirements...........................37

     13.04.  Exemption from Transfer Taxes....................................38

     13.05.  Payment of Statutory Fees........................................38

     13.06.  Post-Effective Date Fees and Expenses............................38

     13.07.  Dissolution of the Committee.....................................38

     13.08.  Plan Supplement..................................................38

     13.09.  Amendment or Modification of the Plan............................39

     13.10.  Revocation or Withdrawal of the Plan.............................39

     13.11.  Severability.....................................................39

     13.12.  Expedited Tax Determination......................................39

     13.13.  Governing Law....................................................40

     13.14.  Binding Effect...................................................40

     13.15.  Exhibits/Schedules...............................................40

     13.16.  Notices..........................................................40

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